Exhibit 99.1

Press Contact: Michael T. Burns Investor Relations Harris Interactive Inc. 800-866-7655 x7328 mburns@harrisinteractive.com
Harris Interactive® Names Pavan Bhalla as Chief Financial Officer
Bhalla Brings over 20 years of Financial Leadership to Harris Interactive
New York, N.Y. — October 4, 2010 — Harris Interactive (NASDAQ:HPOL), a leading innovative global market research firm, today announced the appointment of Pavan Bhalla as Executive Vice President, Chief Financial Officer, and Treasurer. In his role, he will report to Kimberly Till, President and Chief Executive Officer of Harris Interactive, and will oversee the Company’s global accounting, financial planning and analysis, corporate development, treasury, and investor relations functions. He assumes the CFO role from Eric Narowski, who has held the position of Interim Chief Financial Officer since November 2009. Narowski will continue in his roles as the Company’s Principal Accounting Officer, Senior Vice President, and Global Controller.
“I am delighted to welcome Pavan to Harris Interactive,” said Till. “He is an exceptionally strong financial and strategic partner, with significant experience in corporate finance, international operations, and strategic planning at public companies, and a proven track record of delivering operational and financial results. Our ability to attract someone with Pavan’s talent and expertise speaks well to the significant opportunity that exists here at Harris.”
“This is an exciting time to join Harris Interactive,” said Bhalla. “Kimberly has set the Company on the right strategic course. I look forward to working with her and the entire Harris team to rebuild revenue and return the Company to sustainable profitability.”
From December 2008 until its acquisition by Aon Corporation last week, Bhalla, 47, served as Vice President and Chief Financial Officer of the multi-billion dollar HR Outsourcing arm of Hewitt Associates, Inc., which, prior to the acquisition, was a publicly traded global provider of human resources outsourcing and consulting services. He also served as Hewitt Associates’ Corporate Controller from July 2006 to November 2008. Bhalla held the position of Senior Vice President of Finance for MCI Inc., a global telecommunications company, from August 2003 until its acquisition by Verizon Communications. Before joining MCI, Bhalla spent over seven years with BellSouth Corporation, a telecommunications company, serving in a variety of executive positions, including Chief Financial Officer of BellSouth Long Distance Inc. from 1999 to 2002. Early in his career, he served as a member of the audit practice at Ernst & Young.
Since June 2004, Bhalla has served as a member of the board of directors of Ebix Inc., a leading international supplier of software and e-commerce solutions to the insurance industry. He presently chairs Ebix’s audit committee, providing leadership on corporate governance and accounting issues.
Bhalla holds Masters of Business Administration degrees from both The University of Chicago Booth School of Business (Analytic Finance) and Simon Fraser University (Information Systems) in Canada, and a Bachelor of Commerce degree from Ravenshaw College in India. He is a Certified Public Accountant in the State of Illinois.

©2010 Harris Interactive Inc.	All rights reserved.

Cautionary Note Regarding Forward Looking Statements
Certain statements in this press release constitute forward-looking statements for purposes of the safe harbor provisions under The Private Securities Litigation Reform Act of 1995. These statements include, among others, statements as to future economic performance, projections as to financial items, estimates, and plans and objectives for future operations, products and services. In some cases, you can identify forward-looking statements by terminology such as, “may”, “should”, “expects”, “plans”, “anticipates”, “feel”, “believes”, “estimates”, “predicts”, “potential”, “continue”, “consider”, “possibility”, or the negative of these terms or other comparable terminology. These forward-looking statements involve a number of risks and uncertainties that could cause actual results to differ materially from those in the forward looking statements. Such risks and uncertainties include, without limitation, risks detailed in the “Risk Factors” section of the Company’s most recent Annual Report on Form 10-K, as updated quarterly in our Quarterly Reports on Form 10-Q to reflect additional material risks. The Company has filed its reports on Forms 10-K and 10-Q with the Securities and Exchange Commission, and they are available under the Investor Relations section of our website at http://ir.harrisinteractive.com/. Risks and uncertainties also include the continued volatility of the global macroeconomic environment and its impact on the Company and its clients, the Company’s ability to sustain and grow its revenue base, the Company’s ability to maintain and improve cost efficient operations, the impact of reorganization and restructuring and related charges, quarterly variations in financial results, actions of competitors, the Company’s ability to develop and maintain products and services attractive to the market, and uncertainties surrounding compliance with certain NASDAQ listing requirements.
You are urged to consider these factors carefully in evaluating such forward-looking statements and are cautioned not to place undue reliance on them. The forward-looking statements are qualified in their entirety by this cautionary statement.
About Harris Interactive
Harris Interactive is one of the world’s leading custom market research firms, leveraging research, technology, and business acumen to transform relevant insight into actionable foresight. Known widely for the Harris Poll and for pioneering innovative research methodologies, Harris offers expertise in a wide range of industries including healthcare, technology, public affairs, energy, telecommunications, financial services, insurance, media, retail, restaurant, and consumer package goods. Serving clients in over 215 countries and territories through our North American, European, and Asian offices and a network of independent market research firms, Harris specializes in delivering research solutions that help us — and our clients — stay ahead of what’s next. For more information, please visit www.harrisinteractive.com.
HPOL-F

2